Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization
ACE Surgical Supply Co., Inc.	Massachusetts
BioHorizons, Inc.[1]	Delaware
Camlog USA, Inc.[2]	Delaware
eAssist, Inc.[3]	Wyoming
Exan Enterprises Inc.[4]	Nevada
Handpiece Parts & Repairs, Inc.	Delaware
Henry Schein (Lancaster, PA) Inc.	Pennsylvania
Henry Schein Europe, Inc.[5]	Delaware
Henry Schein Global Sourcing, Inc.[6]	Delaware
Henry Schein Home Health, LLC[7]	Delaware
Henry Schein Latin America Pacific Rim, Inc.[8]	Delaware
Henry Schein Medical Systems, Inc.	Ohio
Henry Schein MSO, LLC	Delaware
Henry Schein PPT, Inc.	Wisconsin
Henry Schein Practice Solutions Inc.[9]	Utah
Henry Schein Puerto Rico, Inc.	Puerto Rico
Henry Schein Supply, Inc.	New York
HS Brand Management, LLC	Delaware
HS Financial Holdings, Inc.[10]	Delaware
HS TM Holdings, LLC[11]	Delaware
HSFR, Inc.	Delaware
HSG-S Corp.[12]	Delaware
HSI RE I, LLC	Delaware
Insource, Inc.	Virginia
Midway Group Holdings, LLC	Delaware
Modern Laboratory Services, Inc.	California
Ortho2, LLC	Delaware
Project Helium Holdings, LLC[13]	Delaware
Project Spartan Holdings Corp.[14]	Delaware
RxWorks, LLC	Delaware
S & S Discount, Inc.[15]	Delaware
SAS Holdco, Inc.[16]	Delaware
TDSC, Inc.	Delaware
Toy Products Corp.[17]	Delaware
Trimed, Inc.[18]	California

[1]

BioHorizons, Inc. is the parent company of 16 consolidated, wholly-owned subsidiaries, nine of which operate in the dental implant and distribution industries in the United States and seven which operate in the dental implant and distribution industries outside the United States. BioHorizons, Inc. is also the parent company of a consolidated, majority-owned subsidiary, BioHorizons Camlog Italia SRL which operates in the dental implant and distribution industry outside the United States.

[2]

Camlog USA, Inc. is the parent company of three consolidated, wholly-owned subsidiaries, one of which operates in the health care distribution industry, one of which provides services to healthcare practices, and one of which is a holding company, and all of which operate within the United States. Camlog USA, Inc. is also the parent company of three consolidated, majority-owned subsidiaries all of which operate within the United States: Henry Schein Financial Services, LLC which provides financial support services to healthcare professionals; Large Practice Sales, LLC which provides advisory services to independent dental practices and Invisible DSO Advisor, LLC which is a holding company.

[3]

eAssist, Inc. is the parent company of the following four consolidated, majority-owned subsidiaries, all of which operate to provide consulting and educational services in the dental industry in the United States: eAssist Consulting, LLC; eAssist Publishing, LLC; eAssist University, LLC; and Unitas PPO Solutions, LLC.

[4]	Exan Enterprises Inc. is the parent company of one consolidated, wholly-owned subsidiary which operates in the dental management software industry in the United States.
[5]

Henry Schein Europe, Inc. is the parent company of 81 consolidated, wholly-owned subsidiaries, six of which operate as holding companies in the United States, one of which operates as a finance company in the United States and 75 of which operate in the healthcare distribution industry outside the United States. Henry Schein Europe, Inc. is also the parent company of the following 17 consolidated, majority-owned subsidiaries, all of which operate in the health care distribution industry outside the United States: AS Medizintechnik Verwaltungs GmbH; Biotech Dental Academy S.A.S.; Biotech Dental Connect S.A.S.; Biotech Dental Digital S.A.S.; Biotech Dental Manufacturing S.A.; Biotech Dental Smilers S.A.S.; Biotech Dental S.A.S.; DENTEO S.A.S.; Henry Schein Dental Warehouse (PTY) Ltd.; Infomed Servicios Informáticos, S.L.; innOralis, S.A.S.; Kabushiki Kaisha BA International; Medentis Medical GmbH; Mega Dental SNC; Newshelf 1223 Proprietary Limited; TP Connect S.A.S.; and Ztech Digital and Esthetics, S.L.

[6]	Henry Schein Global Sourcing, Inc. is the parent company of one consolidated, wholly-owned subsidiary which provides health care regulatory and operational services outside of the United States.
[7]

Henry Schein Home Health, LLC is the parent company of ten consolidated, majority owned subsidiaries, all of which operate in the health care distribution industry in the United States: AEP Mini Holdco, LLC; Best Buy Care Supplies, Inc.; Dharma Ventures Group, Inc.; Henry Schein Consumer Solutions, LLC; Lorraine Surgical Supply Company, Inc.; Mini Pharmacy Enterprises, Inc.; Shield-California Health Care, Inc.; Shield-Denver Health Care Center, Inc.; Shield-Texas Healthcare, Inc.; and Prism Medical Products, L.L.C.

[8]

Henry Schein Latin America Pacific Rim, Inc. is the parent, holding company of 11 consolidated, wholly-owned subsidiaries, three of which operate in the health care distribution industry in the United States and eight of which operate in the health care distribution industry outside of the United States. Henry Schein Latin America Pacific Rim, Inc. is also the parent company of the following 27 consolidated, majority-owned subsidiaries, all of which operate in the health care distribution industry outside the United States: Accord Corporation Limited; Adaam Pty Ltd.; Adaam Unit Trust; Alta-Dent Corporation; BA Pro Repair Ltd.; Beijing Ruisimei Henry Schein Medical Instrument Co., Ltd.; CB Healthcare Consulting Pty Ltd.; De Healthcare Limited; Hangzhou Lixue Henry Schein Medical Instrument Co., Ltd.; Henry Schein China Management Co. Ltd.; Henry Schein China Services Limited; Henry Schein Hemao Guangzhou Medical Device Co., Ltd.; Henry Schein Hong Kong Limited; Henry Schein Regional Limited; Henry Schein Regional Pty Ltd as the Trustee for the Henry Schein Regional Trust; Henry Schein Regional Trust; Henry Schein Shvadent (2009) Ltd.; Henry Schein Sunshine (Beijing) Medical Device Co. Ltd.; Henry Schein Trading (Shanghai) Co., Ltd.; Medi-Consumables PTY Limited; Ningbo Buyinghall Medical Equipment Co., Ltd.; Pacific Dental Specialties Limited; Pacific Dental Specialties Pty Ltd.; Regional Health Care Group Pty Limited; Regional Technology Systems Pty Limited; Wuhan Hongchang Henry Schein Dental Instrument Co., Ltd.; and Zhengzhou Yifeng Henry Schein Dental Instrument Co., Ltd.

[9]

Henry Schein Practice Solutions Inc. is the parent company of 27 consolidated, wholly-owned subsidiaries, three of which operate in the digital dental products and solutions industry in the United States and 24 of which operate in the digital dental products and solutions industry outside the United States. Henry Schein Practice Solutions Inc. is also the parent company of Henry Schein One, LLC and Lighthouse 360, Inc., consolidated, majority-owned subsidiaries, which operate in the digital dental products and solutions industry within and outside of the United States. Additionally, Henry Schein Practice Solutions Inc. is the parent company of HS1 Holdings I, LLC, a consolidated, majority-owned subsidiary which operates in the digital dental products and solutions industry in the United States, and is the parent company of the following 12 consolidated, majority-owned subsidiaries, all of which operate in the digital dental products and solutions industry outside the United States: Axium Solutions ULC; Henry Schein One Australia; Henry Schein One France SAS; Henry Schein One Italia S.r.l.; Henry Schein One New Zealand; Henry Schein One UK Limited; HSLC Participações S.A.; Infomed Software, S.L.; Kopfwerk Datensysteme GmbH; LSI S.A.; Orisline Portugal Unipessoal Lda; and Quantity Serviços e Comércio de Produtos para a Saúde S.A.

[10]

HS Financial Holdings, Inc. is the parent company of six consolidated, wholly-owned subsidiaries, four of which oversee intercompany financing in the United States, one of which operates outside the United States and acts as the beneficiary of a trust and one of which is a holding company in the United States.

[11]

HS TM Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which holds various trademarks and provides services related thereto within and outside the United States.

[12]

HSG-S Corp. is the parent, holding company of ten consolidated, wholly-owned subsidiaries, eight of which operate in the health care distribution industry in the United States, and two of which operate in the health care distribution industry outside of the United States.

[13]	Project Helium Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which operates in the dental handpiece repair and sales industry in the United States.
[14]

Project Spartan Holdings Corp. is the parent, holding company of eight consolidated, wholly-owned subsidiaries, each of which operate in the health care industry and/or healthcare education and training industries in the United States.

[15]

S & S Discount Supply, Inc. is the parent, holding company of the following three consolidated, majority-owned subsidiaries, each of which operate in the dental manufacturing and/or distribution industry in the United States: Ortho Organizers Holdings, Inc.; Ortho Organizers, Inc.; and Ortho Technology, Inc.

[16]	SAS Holdco, Inc. is the parent, holding company of two consolidated, wholly-owned subsidiary which operate in the health care industry in the United States.
[17]	Toy Products Corp. is the parent, holding company of Sherman Specialty LLC, a consolidated, majority-owned subsidiary which distributes toys to dental and medical offices in the United States.
[18]

TriMed, Inc. is the parent, holding company of ten consolidated, majority-owned subsidiaries, one of which (TriMed Latin America, LLC) operates in the orthopedic manufacturing and distribution industry within and outside the United States and nine of which operate in the orthopedic manufacturing and/or distribution industry outside the United States: Adessy S.A.; Implantes TriMed Mexico; S. DE R.L DE C.V.; TriMed Brasil Importação e Distribuição LTDA; TriMed Chile SpA, TriMed Implantes S.A.; TriMed Japan Kabushiki Gaisha (K.K.); TriMed Ortho International Limited; TriMed Peru SAC; and TriMed Uruguay S.A.